UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2011

ADEPT TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27122 (Commission file number)	94-2900635 (I.R.S. Employer Identification Number)

5960 Inglewood Drive Pleasanton, CA (Address of principal executive offices)	94588 (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Compensatory Arrangements of Certain Officers.

(e)  Adoption of Fiscal 2012 Performance and Incentive Plans

On August 31, 2011, the Compensation Committee of the Adept Technology, Inc. Board of Directors approved the Fiscal 2012 Performance Plan (the “2012 Performance Plan”) providing for potential performance-based compensation for executive officers and certain other employees of the Company.  The 2012 Performance Plan provides that, based upon the level of the Company’s revenue and adjusted EBITDA performance for fiscal year 2012, the employee participants may receive restricted stock equaling up to an aggregate of 225,000 shares of the Company’s common stock and may also receive cash performance payments in amounts to be determined upon exceeding certain revenue and adjusted EBITDA performance targets for the fiscal year.  Any restricted stock awarded pursuant to the 2012 Performance Plan will be granted under Adept’s 2005 Equity Incentive Plan, as amended, and will be subject to vesting over the two year period following the end of fiscal 2012.

On August 31, 2011, the Compensation Committee also approved the Fiscal 2012 Cash Incentive Plan (the “2012 Cash Plan”) providing for potential cash compensation for participants in the 2012 Performance Plan contingent upon Adept’s achieving certain levels of cash and cash equivalents, net of its line of credit borrowings or any other financing, at the end of the fiscal year 2012.  Any payments earned under the 2012 Cash Plan are expected to be paid in the first quarter of fiscal 2013.

The foregoing description of the 2012 Performance Plan and 2012 Cash Plan are qualified in their entirety by reference to the full text of such compensation plans, which Adept will file as exhibits to its Annual Report on Form 10-K for its fiscal year 2011.

The Board of Directors also approved the amendment of the 2005 Equity Incentive Plan, such amendment being primarily to increase the number of shares of common stock authorized for issuance thereunder by an additional 750,000 shares and to incorporate the automatic option grants made to Adept’s non-employee directors. This amendment is subject to the approval of Adept stockholder approval at the 2011 Annual Meeting of Stockholders.

(e)  Executive Officer Compensation

Changes in Executive Officer Compensation

On August 31, 2011, the Adept Board of Directors approved the restructuring of salary compensation for Adept’s Chief Executive Officer to include in his base salary an amount equal to the amount previously paid annually to Mr. Dulchinos in the form of a housing allowance and discontinue such allowance, resulting in salary compensation of $316,500. The Board’s Compensation Committee approved the participation of its executive officers in its 2012 Performance Plan and 2012 Cash Plan described above and, for Mr. Melis, a packaging incentive program providing for certain cash bonus payments based upon the performance of Adept’s packaging business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEPT TECHNOLOGY, INC.

Date:  September 2, 2011                                                     By:  /s/Lisa M. Cummins
Lisa M. Cummins
Vice President of Finance and Chief Financial Officer